UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2012

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

On July 5, 2012, Affinion Group, Inc. (“Affinion”) and Affinion Group Holdings, Inc., the parent of Affinion (“Holdings” and, together with Affinion, the “Company”), announced that Nathaniel J. Lipman, the Company’s Chief Executive Officer and Chairman of the Board of Directors, has notified the Company of his intent to retire from his position as Chief Executive Officer and, effective upon his resignation, the Company has appointed Todd H. Siegel, the Company’s Executive Vice President and Chief Financial Officer to succeed Mr. Lipman as Chief Executive Officer. Mr. Lipman will continue to serve as the executive Chairman of the Board of Directors of each of the Companies following his resignation as Chief Executive Officer. Mr. Lipman’s resignation from, and Mr. Siegel’s appointment as, Chief Executive Officer will be effective at such time a new chief financial officer is appointed by the Company (the “Effective Date”).

The Company has initiated a search process for a new Chief Financial Officer to succeed Mr. Siegel. Each of Messrs. Lipman and Siegel will continue in their current roles with the Company until the Effective Date.

Mr. Siegel, 42, has served as Chief Financial Officer of the Company since November 2008 and has served as an Executive Vice President since October 17, 2005. Mr. Siegel also served as General Counsel from October 17, 2005 to February 16, 2009. Mr. Siegel joined the Company in November 1999 as a member of the Legal Department of the Membership Division of Cendant and most recently served as General Counsel of Trilegiant Corporation starting in July 2003 and Cendant Marketing Group starting in January 2004. From 1997 to 1999, Mr. Siegel was employed as a corporate associate at Skadden, Arps, Slate, Meagher and Flom, LLP. From 1992 until 1994, he was employed as a certified public accountant with Ernst & Young.

In addition, as of the Effective Date, the Company has appointed (a) Steven E. Upshaw, the current Chief Executive Officer of North America and Chief Operating Officer of Affinion, to serve as Chief Executive Officer of Global Financial Services, Co-President of Affinion and Chief Operating Officer of Affinion and (b) Richard J. Fernandes, the current President of Affinion and Chief Executive Officer of Affinion International Limited, to serves as Chief Executive Officer — Global Retail Services and Co-President of Affinion.

(e)

On July 5, 2012, in connection with the management changes described above, the Compensation Committee of the joint Board of Directors of the Company approved the following changes to the compensatory arrangements of Messrs. Lipman, Siegel and Upshaw, all of whom are named executive officers, effective as of the Effective Date: (i) Mr. Lipman’s annual base salary will be increased to $1,025,000 however, he will not be eligible for an annual target bonus beginning 2013; in addition, Mr. Lipman will forfeit 29,412 of restricted stock units of Holdings (“RSUs”) previously awarded to him and scheduled to vest in April 2014 and his monthly housing allowance, (ii) Mr. Siegel’s annual base salary will increase to $600,000 and he will be eligible for an annual target bonus of 150% of his base salary and (iii) Mr. Upshaw’s annual base salary will increase to $475,000 and he will be eligible for an annual target bonus of 125% of his base salary. Bonuses will be subject to the meeting of performance objectives determined each year by the Company.

In addition, the Committee approved, effective as of the Effective Date, new grants to Messrs. Siegel and Upshaw of RSUs under Holdings’ 2007 Stock Award Plan (the “2007 Plan”) equal in aggregate value (the “Award Value”) to $300,000 and $200,000, respectively (with the actual number of RSUs to be granted subject to further approval by the Committee prior to the Effective Date). The RSUs to be awarded to Messrs. Siegel and Upshaw will vest 100% on April 7, 2014 (or if earlier, upon the 7th day following Holdings’ filing date of the Form 10-K for the fiscal year ending December 31, 2013), subject to continuing employment through such date.

On or prior to the Effective Date, the Company expects to enter into amendments to the employment agreements with each of Messrs. Lipman, Siegel, Upshaw and Fernandes that reflect the foregoing changes.

Item 7.01	Regulation FD Disclosure.

On July 5, 2012, the Company issued a press release announcing the above-referenced executive officer changes and succession plan. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Press Release issued by Affinion Group, Inc. dated July 5, 2012.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: July 5, 2012	By:	/s/ Todd H. Siegel

		Name:	Todd H. Siegel
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: July 5, 2012	By:	/s/ Todd H. Siegel

		Name:	Todd H. Siegel
		Title:	Executive Vice President and Chief Financial Officer